EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-195111, No. 333-215262, No. 333-217096 and 333-231470 on Form S-8 of our report dated March 23, 2020, relating to the financial statements of Lands’ End, Inc. and subsidiaries, and the effectiveness of Lands’ End, Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 23, 2020